EXHIBIT A: Joint Filing Agreement
In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Ordinary Shares, par value $0.0001 per share, of CNinsure Inc., a Cayman Islands exempted company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.
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Signature Page
IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 3, 2010.

CDH Inservice Limited	By:	/s/ Wu Shangzhi
		Name:	Wu Shangzhi
		Title:	Director

CDH China Growth Capital Fund II, L.P.	By: CDH China Growth Capital Holdings Company Limited, its General Partner
	By:	/s/ Wu Shangzhi
		Name:	Wu Shangzhi
		Title:	Director

CDH China Growth Capital Holdings Company Limited	By:	/s/ Wu Shangzhi
		Name:	Wu Shangzhi
		Title:	Director